UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2009

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements.

On March 18, 2009, the Compensation Committee of the Board of Directors of Dollar Tree, Inc. conducted its annual review of the base salaries and incentive compensation of the Company’s executive officers.

Base Salaries for fiscal 2009: The Committee approved the annual base salaries for the Company’s Named Executive Officers as shown in the following table.  These base salaries were not increased in fiscal 2009.

Name	Position	Base Salary
Bob Sasser	President, Chief Executive Officer	$850,000
Gary M. Philbin	Chief Operations Officer	$500,000
Kevin S. Wampler	Chief Financial Officer	$425,000
Robert H. Rudman	Chief Merchandising Officer	$425,000
Macon F. Brock, Jr.	Chairman of the Board	$200,000

Annual Incentive Bonus for fiscal 2008 and fiscal 2009:  The Committee authorized the payment of annual cash bonus awards to certain of the Company’s Named Executive Officers for fiscal year 2008 which ended on January 31, 2009.  The Committee reaffirmed without change the target bonus levels of 100% of salary for the Chief Executive Officer, 50% of salary for the Chief Operating Officer, Chief Financial Officer and Chief Merchandising Officer, and established the target bonus and performance goals for fiscal year 2009.  Consistent with past practice, 85% of the award is based on the Company’s earnings per share and 15% is based on the officer achieving personal performance goals.  The following table sets forth the bonus payments for fiscal 2008 and bonus target for fiscal 2009:

Name	Position	Bonus Target Fiscal 2009	Bonus Payments Fiscal 2008
Bob Sasser	President, Chief Executive Officer	$850,000	$1,134,665
Gary M. Philbin	Chief Operating Officer	$250,000	$328,839
Kevin S. Wampler	Chief Financial Officer	$212,500	*
Robert H. Rudman	Chief Merchandising Officer	$212,500	$280,629
Macon F. Brock, Jr.	Chairman of the Board	*	*

* Kevin Wampler joined the Company in December 2008 and was not eligible to receive an annual incentive bonus for fiscal 2008.  Macon Brock does not receive annual incentive bonuses.

The bonus target for fiscal 2009 assumes that the Company achieves 100% of its earnings per share goal and the executive achieves 100% of the personal performance goals.  Within certain limits, if the Company exceeds (or does not meet) its earnings per share goal, the executive’s bonus can exceed (or fall below) the bonus target set forth above.

Prior Year Equity Awards: The Committee reviewed the performance requirements relating to performance-based restricted stock units and options previously awarded in fiscal 2008.  The Committee determined that the target level of earnings per share for fiscal 2008 had been met.  However, these awards do not vest until the end of the service period on February 14, 2010.  Should they meet the service requirements, Bob Sasser will receive 34,000 restricted stock units, Gary Philbin will receive 52,500 options and Robert Rudman will receive 17,000 restricted stock units.

Current Year Equity Award: The Committee approved the grant, effective April 1, 2009, of performance based awards to certain named executive officers of the Company.  The Committee approved the grant of 50,000 restricted stock units to Bob Sasser; 18,000 restricted stock units to Gary Philbin; 15,000 restricted stock units to Kevin Wampler; and 15,000 restricted stock units to Robert Rudman.  The units vest ratably over three years in one year increments and are subject to the Company achieving a target level of earnings per share in fiscal 2009. The Committee also approved a performance based award of 8,000 restricted stock units to Macon F. Brock, Jr.   The performance measure is the same as for the other named executive officer awards referenced above and these units will vest at the time the Committee certifies that the target earnings per share for fiscal 2009 has been met.

Each of the above-referenced shares, was awarded under either the Company’s 2004 Executive Officer Equity Plan or the 2003 Equity Incentive Plan, as applicable, both approved by the shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE, INC.

Date: March 24, 2009	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer